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                                                                  EXHIBIT  10.39

                            SEPARATION AGREEMENT AND
                          RELEASE AND WAIVER OF CLAIMS
                          ----------------------------

     This Separation Agreement and Release and Waiver of Claims (the "Agreement") is entered into this 6th day of May, 1996, by and between Banyan Systems Incorporated, with offices at 120 Flanders Road, Westboro, Massachusetts 01581 ("Banyan") and John H. Curtis, a resident of 9 Parmenter Road, Framingham, MA 01701 (the "Undersigned").

     For and in consideration of the mutual terms, conditions and covenants herein, Banyan and the Undersigned agree as follows:

     1. RESIGNATION OF EMPLOYMENT. The Undersigned hereby resigns as an Officer of Banyan effective on May 6, 1996, and further resigns his position with Banyan as Senior Vice President, Enterprise Networking Division, effective May 6, 1996. The Undersigned shall promptly execute and deliver to Banyan a separate instrument embodying such resignation.

     2. PAYMENT. For and in consideration of the Undersigned's execution of this Agreement, Banyan shall pay to the Undersigned the amount set forth in Exhibit A, attached hereto, less applicable deductions and/or withholdings for taxes or similar governmental payments and charges, and provide the benefits set forth in Exhibit A.

     3. PUBLIC STATEMENT. The Undersigned agrees that he will not intentionally make or disclose or cause to be disclosed any negative, adverse or derogatory comments about Banyan or its management, business, personnel or about any product or service

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provided by Banyan, or about Banyan's prospects for the future. Banyan agrees that its officers, executives, and authorized spokespersons will not intentionally make or disclose any negative, adverse or derogatory comments about the Undersigned.

     4. RELEASE. In exchange for the benefits of this Agreement, the Undersigned agrees to give up all the rights that he now has to any relief or any kind from Banyan and all affiliated or parent corporations, officers, directors, shareholders, employees and agents, whether or not he knows about those rights, arising out of the Undersigned's employment with Banyan up until the date this Agreement is signed. This does not waive any rights or claims that arise after the date this Agreement is executed. This includes, but is not limited to, claims or rights under any federal, state or other governmental law, statute, regulation, ordinance, or any other legal restrictions, including, but not limited to Chapter 15 1B of the Massachusetts General Laws, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and the Americans with Disabilities Act, which prohibit discrimination in employment on the basis of sex, age and/or disability.

     THIS MEANS THE UNDERSIGNED MAY NOT SUE BANYAN FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF HIS EMPLOYMENT WITH OR SEPARATION FROM BANYAN.

     The Undersigned acknowledges and agrees that Banyan has discharged and performed all of its obligations other than those obligations which are specifically set forth in this Agreement, that there are no outstanding claims against Banyan, that if

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there are any such claims there is considerable doubt as to the prospect of successfully prevailing on them in litigation, and that the consideration provided by Banyan pursuant to this Agreement is sufficient to support each and all of the contractual obligations that the Undersigned is undertaking herein.

     5. COVENANT NOT TO SUE. The Undersigned represents and warrants that he has not filed any complaints, charges or claims for relief against Banyan and/or related officers, directors,

stockholders, corporate affiliates, agents or employees with any local, state or federal court or administrative agency which currently are outstanding. If the Undersigned has done so, he will forthwith dismiss all such complaints, charges or claims for relief with prejudice. The Undersigned further agrees and covenants not to bring any complaints, charges or claims against Banyan, its officers, directors, stockholders, corporate affiliates, agents or employees with respect to any matters arising out of his employment with or termination of such employment by Banyan.

     6. REMEDIES. If at any time during the term of this Agreement, Banyan believes that the Undersigned has breached any material obligations or covenants hereunder, Banyan promptly shall give the Undersigned written notice of the same. In the event that the Undersigned does not promptly cure such breach (if such breach is susceptible of cure), Banyan may, at its option, commence an action at law or equity, against the Undersigned, including but not limited to injunctive relief.

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     7.  GOVERNING LAW, SEVERABILITV. This Agreement is entered into and shall be construed pursuant to the laws of The Commonwealth of Massachusetts, excluding its conflicts of law rules. In the event any provision of this Agreement is determined to be illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     8. WAIVERS, AMENDMENTS. The failure of Banyan to require the performance of any term or obligation of this Agreement, or the waiver by Banyan of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by both parties.

     9. NON-ADMISSION. Banyan expressly disclaims any wrongdoing to the Undersigned and the Undersigned agrees that by entering into this Agreement Banyan admits no wrongdoing.

     10. REPRESENTATIONS. The Undersigned represents that he understands the various claims he could have asserted under the common law of Massachusetts, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Chapter 15 IB of the Massachusetts General Laws, the Americans with Disabilities Act and other such similar laws; and he has read the Agreement

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carefully and understands all of its provisions; that he understands that he has the right to and is advised to consult an attorney at the Undersigned's own expense concerning this Agreement and in particular the waiver of any rights he might have under these laws; that to the extent, if any, that he desired, he availed himself of this right; that he has had at least twenty-one (21) days to consider whether to sign the Agreement; and that he enters this Agreement and waives any claims knowingly and willingly.

     11. CHALLENGE TO VALIDITY OF AGREEMENT. The Undersigned agrees that he shall never bring a proceeding to challenge the validity of this Agreement.

     12. ENTIRE AGREEMENT. This Agreement sets forth the full terms of the arrangement between Banyan and the Undersigned and supersedes any prior oral or written understandings. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to affect the application and enforceability of the Employee Patent and Confidential Information Agreement executed by the Undersigned.

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     13.  SIGNATURE. This Agreement may be signed on one or more copies, each of
          -----------
which when so signed will be deemed to be an original, and all of which together will be one and the same document.

     14.  CONFIDENTIALITY OF AGREEMENT. The Undersigned agrees that the terms of
          ------------------------------
this Agreement are strictly confidential (except portions that are in the public domain) and shall not be disclosed to any other person, except that the Undersigned may disclose this Agreement to his immediate family, attorney and tax or other professional advisors.

     15.  EFFECTIVE DATE. This Agreement shall become effective seven (7) days
          ----------------
after it is signed by the Undersigned and executed by a representative of Banyan. The Undersigned may revoke this Agreement within seven (7) days after it is signed by the Undersigned, and it shall not become effective or enforceable until this seven (7) day revocation period has expired.

     IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SET THEIR NAMES ON MAY 6,1996. THE UNDERSIGNED HAS BEEN OFFERED THE OPPORTUNITY TO SEEK ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT. BOTH PARTIES HAVE READ, UNDERSTAND AND AGREE TO BE BOUND BY THIS AGREEMENT.

JOHN H. Curtis                      BANYAN SYSTEMS INCORPORATED

By::                                By:

Date:                               Date:

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                                 JOHN H. CURTIS
                                 --------------


                                   EXHIBIT A
                                   ---------
             SEPARATION AGREEMENT AND RELEASE AND WAIVER OF CLAIMS
             -----------------------------------------------------

     For and in consideration of the Undersigned's execution of this Agreement, Banyan shall: (i) pay to the Undersigned, as applicable, the amounts set forth in Section I below, less any applicable deductions for medical, dental, or prescription contributions and/or withholdings for taxes or similar governmental payments or charges; and (ii) provide the benefits set forth in Sections 2 and 3 below.
1.   PAYMENT AMOUNT.
     ---------------

          a. Banyan shall pay the Undersigned a lump-sum payment in a gross amount equal to $50,000.00 less applicable deductions for medical, dental, or prescription contributions and/or withholdings for taxes or similar governmental payments or charges. Such amount shall be payable on or after May 6, 1996.

          b. In the event that the Undersigned has not become employed or assumes independent contractor status (together "Re-employment") by August 6, 1996, despite good faith efforts on his part to find Re-employment, then Banyan shall make payments to the Undersigned on customary Banyan pay days for a period not to exceed three (3) months at the Undersigned's base, bi-weekly gross salary rate of $7,692.30, less applicable deductions for medical, dental,

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or prescription contributions and/or withholdings for taxes or similar governmental payments or charges. It is expressly understood that such payments shall be reduced to the extent of any income derived from the Undersigned's Re-employment. It shall be the affirmative obligation of the Undersigned to notify Banyan promptly in writing upon Re-employment.

2.   MEDICAL, DENTAL AND PRESCRIPTION) DRUG BENEFITS.
     ------------------------------------------------

          a. Banyan shall continue to provide medical, dental and prescription drug benefits from May 6, 1996 through November 6, 1996 subject to the Undersigned's continued contribution at his current premium levels.

          b. In the event that Re-employment of the Undersigned has not occurred by November 6, 1996 Banyan shall bear the Undersigned's Cobra costs from November 6, 1996 through the earlier of May 6, 1997 or the Undersigned's eligibility for participation in a group medical insurance policy. It shall be the affirmative obligation of the Undersigned to notify Banyan promptly in writing upon Re-employment.

     3. INCENTIVE STOCK OPTIONS. All Incentive Stock Options granted to the
        -------------------------
Undersigned shall cease vesting on May 6, 1996. Banyan has accelerated the vesting of (I) 25,000 Incentive Stock Options at a per share option price of $12.4375 and (ii) 6,250 Incentive Stock Options at a per share option price of $8.00. The undersigned may exercise such vested Incentive Stock Options on or before November 2, 1996. The aforementioned 25,000 Incentive

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Stock Options and 6,250 Incentive Stock Options represent the cumulative total number of Incentive Stock Options which are available for exercise by the Undersigned.